                                                          Exhibit 99.(d)(2)(xii)

                          CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                           DELAWARE MANAGEMENT COMPANY
                                       AND
                        LINSCO/PRIVATE LEDGER CORPORATION

         AGREEMENT, dated as of July 17, 2003, between Linsco/Private Ledger Corporation ("LPL"), a California corporation, and Delaware Management Company ("DMC"), a series of Delaware Management Business Trust, a Delaware statutory trust.

         WHEREAS, DMC is the investment manager for each series of Optimum Fund Trust , a Delaware statutory trust offering multi-manager, sub-advised retail mutual funds ("Optimum Funds"); and

         WHEREAS, DMC desires from time to time to utilize certain of LPL's analytical and management support services in connection with DMC's role as investment manager of the Optimum Funds, and LPL is willing to provide such services to DMC on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived, the parties do hereby agree as follows:

         1. (a) LPL will furnish the analytical, management and administrative support services listed and described in Exhibits I, II and III hereto (the "Services") to DMC.

                  (b) DMC may from time to time request that LPL provide additional analytical, management and administrative support services for DMC and the Optimum Funds ("Additional Services") Such Additional Services shall be defined in an Addendum to Exhibits I, II or III that is agreed upon by the parties in writing from time to time. Each such Addendum shad when executed by the parties hereto, be incorporated into and become a part of Exhibits I, II or III to this Agreement.

         2. The annual fees to be paid by DMC to LPL in consideration of the Services (the "Fees") for the initial twelve (12) month period of this Agreement, and for each successive twelve (12) month period in which this Agreement is in effect, shall be as set forth in Exhibit IV hereto. Any adjustments to the Fees in subsequent periods and the fees for any Additional Services, if any, will be determined as mutually agreed in writing by DMC and LPL. All adjustments to the Fees in subsequent periods and fees for Additional Services during any period shall be reasonable LPL shall bear its own expenses incurred in the provision of the Services or Additional Services, if any.

         3. The monthly amount due shall be determined by DMC or an affiliate based on the average daily net assets of the Optimum Funds during such month. The amounts due for periods shorter than a calendar month due to inception or termination of this Agreement are the monthly amounts prorated from the inception or to the termination date Such amounts are due and payable within ten (10) business days of termination of this Agreement.

         4. (a) The books, accounts and records of DMC and LPL to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges, expenses or fees hereunder.

                  (b) Each party, at its own expense, shall have the right to conduct an audit of the books, accounts and records of the other party relating to the provision of services hereunder upon giving reasonable notice of its intent to conduct such an audit In the event of such an audit, the party being audited shall provide access at reasonable times to all books, accounts and records necessary for the audit.

                  (c) Each of LPL and DMC shall be and remain sole owner of its records, including but not limited to business and corporate records, regardless of the use or possession by either party of the other party's records Upon termination of this Agreement, each party shall deliver to the other as each may direct, all of the records held by them but belonging to the other and provided to the other in the course of providing services under the Agreement; provided, however, that each party shall have the right to retain original records and return photocopies, when required to maintain such records by any law, regulation or regulatory authority or organization.

         5. (a) The term of this Agreement shall commence as of the date the Optimum Funds commence accruing an investment management fee payable to DMC and continue until terminated by either party on not less than sixty (60) calendar days prior written notice to the other party by an agreement in writing signed by both parties; provided, however that this Agreement shall terminate automatically upon the termination and non-renewal of DMC's investment management agreement or substantially similar agreement with the Optimum Funds.

                  (b) If DMC or LPL gives notice of termination of this Agreement, DMC and LPL will take all necessary steps, including, without limitation, LPL providing DMC with access to and the opportunity to consult with LPL employees, in order to facilitate a smooth transition of the records and responsibilities so as to avoid a disruption of services to DMC. Any such transition will begin on the giving of such termination notice, and the parties will use their best efforts to complete such transition by the termination date. If such transition is not completed by the termination date and if LPL continues to provide services or undertake duties and responsibilities under this Agreement, this Agreement, including without limitation the fee provisions (adjusted to reflect the portion of services completed or continuing) shall be deemed to continue in effect with respect to the services so provided or duties and responsibilities so undertaken.

         6. (a) LPL shall indemnify, defend and hold harmless DMC, its affiliates, and its and their directors, trustees, officers, employees and agents (collectively "DMC" for purposes of these Sections 6(a) and 6(b)) against all claims, actions, damages, liabilities, losses, costs and expenses, including reasonable attorney's fees and expenses, arising from any claim that anything created or delivered by LPL hereunder (the "Work Product"), or the performance of the Services, infringes or violates a patent, copyright, trade secret or other intellectual property right of a third party DMC shall notify LPL promptly in writing of such claim and allow LPL to control such defense and any settlement provided that DMC shall have the right to participate in the defense at its expense and that failure to give or delay in giving such notice by DMC shall affect LPL's obligation under this Section 6 only to the extent LPL is prejudiced by such failure or delay Notwithstanding the prior sentence, DMC shall be entitled to conduct its own defense at its own expense in the event that LPL's and DMC's interests in the matter are adverse. If DMC is enjoined or otherwise prohibited from using the Work Product, LPL shall, at its expense, (i) procure for DMC the right to continue using the Work Product; (ii) substitute a non-infringing version of the Work Product of equal or better performance, or
(iii) if neither of the foregoing alternatives is available on reasonable commercial terms, LPL shall refund to DMC all Fees and expenses paid for the Work Product.

                  (b) LPL shall indemnify and hold harmless DMC and defend and hold DMC harmless from and against any and all loss, claim, excise tax, damage, fine, penalty or other liability (including costs and reasonable attorneys fees and disbursements of DMC) to which DMC may be or may become subject as a result of a breach of the representations, warranties or agreements of LPL set forth in this Agreement. The provisions of this paragraph shall survive termination of this Agreement.

         7. (a) In performing the Services, LPL shall serve only as a resource to DMC, shall staff the Services with experienced and qualified professionals, and shall provide DMC with information which DMC may use in providing management services to the Optimum Funds LPL shall not provide the Services to the Optimum Funds and shall not exercise any decision-making authority or control with respect to the investment strategies or management of the funds LPL shall provide the Services to, and at the direction and under the supervision of, DMC. Except as set forth in this Section 7(a) and Exhibits I, II or III to this Agreement, LPL makes no warranties other than to render the Services in accordance with applicable laws and regulations and the terms and conditions of this Agreement, and to use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the performance of services of like character and with like aims. Except as provided in the last sentence of this Section 7(a), LPL shall not be liable under any legal or equitable theory, whether in contract or in tort, for any indirect, incidental, special or consequential damages of DMC (whether or not DMC has been advised of or could have foreseen the possibility of such damages), or for any of DMC's lost profits, appreciation, earnings, or savings DMC shall indemnify, defend and hold harmless LPL, its affiliates, and their directors, officers, employees and agents from and against any and all claims, expenses, losses or liabilities in connection with any claim by any third party relating to DMC's reliance on the services or advice rendered hereunder, except to the extent caused by breach of LPL's representations, warranties and obligations hereunder. Notwithstanding the foregoing, nothing herein shall limit LPL's liability to DMC or require DMC to indemnify, defend or hold harmless LPL: (i) to the extent any damage, claim, expense, loss or liability results from LPL's gross negligence, reckless disregard of duties or willful misconduct, or results from a violation by LPL of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other applicable law or regulation (including any imprudent or negligent act or omission in connection with the Services subject to ERISA or other applicable law or regulation), nor shall anything herein relieve LPL from any responsibility, obligation or duty from which it may not be relieved under ERISA or other applicable law or regulation or waive any right of DMC under any applicable securities laws; (ii) for breach by LPL of its obligations under
Section 10 hereof; or (iii) in the event of a claim giving rise to the indemnification obligations set forth in Sections 6(a) and 6(b) hereof.

                  (b) Except for breach of its obligations under Section 10 hereof or in the event of a claim giving rise to the indemnification obligations set forth in Section 7{a) hereof, LPL shall not be liable under any legal or equitable theory, whether in contract or in tort, for any indirect, incidental, special or consequential damages of DMC (whether or not DMC has been advised of or could have foreseen the possibility of such damages), or for any of DMC's lost profits, appreciation, earnings, or savings.

         8. If LPL fails to complete any of the Services by the corresponding completion dates specified in or set in accordance with this Agreement, LPL will reimburse DMC for all reasonable costs and expenses incurred by DMC to obtain in a timely manner substantially similar replacement services from a third party.

         9. LPL understands that in its sales and promotional materials, DMC may describe LPL's experience and will also describe the process by which the various investment sub-advisory firms are chosen and monitored, and that LPL's consultative role in this process may be expressly referred to, including the fact that certain sub-advisors were selected by DMC based in part on research or recommendations provided by LPL. Notwithstanding the foregoing, neither party shall use the name of the other party in any written materials, including, but not limited to, in a prospectus or in connection with the promotion or offering of a financial instrument or other advertising or publicity, without forwarding the other party advance copies of any such written materials, and without the other party's prior written consent, which shall be provided in a timely manner and not be unreasonably withheld; provided, however, that either party may use the other party's name in such materials if advised by legal counsel that such use of the other party's name in such materials is necessary to meet a statutory, regulatory or regulatory authority imposed obligation.

         10. Pursuant to this Agreement and/or as a result of seeking to perform their respective duties hereunder,:

                  (a) The parties may provide to one another and each party may be afforded access to, or may learn, certain confidential and proprietary information of the other party including information concerning their products, services, shareholders, finances, business affairs, methods of operations, distribution strategies, procedures or other internal matters (collectively, the "Confidential Information"). Such Confidential Information may include, but will not necessarily be limited to, Confidential Information which deals with: (i) the parties' respective trade secrets; (ii) the finances, business affairs, business plans, marketing strategies, circumstances or relationships of either party; (iii) any non-public information, including the names and addresses and personal information concerning either party's active and retired employees and sales associates and internal memoranda and correspondence, material, inventions, improvements, systems or programs used by either LPL or DMC and in which either party has proprietary rights or is under contractual obligation to protect a third party's proprietary rights; and (iv) the internal business practices and business records of the parties, whether oral or written.

                  (b) Each party will hold all Confidential information in strictest confidence and will use such Confidential Information solely for the purposes of performing its duties hereunder and shall copy the Confidential Information only as required for such use. Neither party shall disclose such Confidential Information to any third party except to personnel who have a need to know such information in order to provide such services or perform such duties and who have been informed of the obligations imposed by this Confidential Agreement.

                  (c) Notwithstanding anything to the contrary herein, neither party shall have any obligation to preserve the confidentiality of any Confidential Information which:

                           (i) is or becomes publicly available (other than through unauthorized disclosure by the receiving party);

                           (ii) at the time of disclosure to the receiving party, is already in the possession of, or known to, the receiving party;

                           (iii) is made available to the receiving party as a matter of right by any person or entity other than the disclosing party;

                           (iv) is the subject of a subpoena or other such legal or regulatory process or inquiry, whereupon the receiving party shall provide notice to the disclosing party prior to such disclosure in order to allow the disclosing party to seek an appropriate protective order;

                           (v) is developed by the receiving party without use of or reference to any materials containing or comprising the Confidential Information;

                           (vi) legal counsel has advised a party that public disclosure or disclosure to the Board of Trustees of the Optimum Funds (or other third party involved in the operation of the Optimum Funds, such as the independent public accountants for the Optimum Funds, that has a need to know such Confidential Information) or appropriate regulatory authority of such Confidential Information is necessary to meet a statutory, regulatory or regulatory authority imposed obligation; or

                           (vii) legal counsel has advised a party that public disclosure or disclosure to the Board of Trustees of the Optimum Funds (or other third party involved in the operation of the Optimum Funds, such as the independent public accountants for the Optimum Funds, that has a need to know such Confidential Information) or appropriate regulatory authority of such Confidential Information is necessary for the party to meet its obligations under this Agreement or any other agreements between the parties or the Optimum Funds, or to prevent termination of such agreements.

                  (d) Upon request, the receiving party (i) will either return promptly to the disclosing party all Confidential Information that is in tangible form (and all copies thereof), or destroy all documents and materials (and all copies thereof) containing any such Confidential Information entitled to protection hereunder, and (ii) will certify in writing to the disclosing party it has so complied.

                  (e) No interest or rights in any such Confidential Information, and no right to receive any disclosure of any such Confidential Information, is granted by this Section 10.

                  (f) Each party represents and warrants that it (i) is not subject to, and will not assume, any obligation inconsistent with its obligations hereunder, and (ii) is not subject to any restriction that will be violated by any disclosure it makes to the receiving party.

                  (g) Each party recognizes and acknowledges the competitive value and confidential nature of the Confidential Information and agrees to be responsible for the improper use of the Confidential Information Each party understands that money damages would not be a sufficient remedy for violation of its confidentiality obligations under this Agreement and, accordingly, the disclosing party shall be entitled to specific performance and injunctive relief in the event that the receiving party violates its confidentiality obligations hereunder Nothing contained in this Section 10 shall in any way limit either party's liability for breach of this Agreement.

         11. Should an irreconcilable difference of opinion between DMC and LPL arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such difference shall be submitted to arbitration as the sole remedy available to both parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association, the arbitrators shall have extensive experience in the investment advisory industries, and the arbitration shall take place in Boston, Massachusetts, Philadelphia, Pennsylvania or such other location as the parties may mutually agree.

         12. No assignment of this Agreement shall be made by either party without the prior written consent of the other party, except that LPL may contract with one or more of its affiliates for the performance of its obligations hereunder, provided that the terms and conditions of such contracts shall not be inconsistent herewith and that LPL shall not be relieved of its duties and obligations to DMC hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         13. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of law principles, and no modifications hereof or waivers or rights hereunder shall be made or occur unless done in writing and signed by the parties hereto.

         14. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         15. The waiver by either party of any breach by the other of any of its obligations hereunder or the failure of either party to exercise any of its rights in respect of such a breach shall not be deemed to be a waiver of any previous or subsequent breach.

         16. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, mailed via an overnight courier service, telecopied or mailed by registered or certified mail to the applicable party at the address indicated below:

                  If to:   Linsco/Private Ledger Corporation
                           One Beacon Street, 22nd Floor
                           Boston, MA 02108-3106
                           Attn: Legal Department

                  If to:   Delaware Management Company
                           2005 Market Street
                           Philadelphia, PA 19103
                           Attn: Legal Department
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to the delivery with the terms of this Section 17. Except as otherwise expressly provided in this Agreement, all such notices shall be deemed to have been given when received.

         18. LPL shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement, or over the Optimum Funds, DMC or LPL, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

         19. Neither LPL nor any of its officers, employees or agents are authorized to make any representations concerning DMC or the Optimum Funds except those contained in the then current prospectus or offering documents or as may be authorized by DMC.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LINSCO/PRIVATE LEDGER                         DELAWARE MANAGEMENT COMPANY,
CORPORATION                                   a series of Delaware Management
                                              Business Trust

By:     /s/ Mark S. Casady                    By:     /s/ Jude T. Driscoll
        ---------------------------------             --------------------------
Name:   Mark S. Casady                        Name:   Jude T. Driscoll
Title:  President/Chief Operating Officer     Title:  Chief Executive Officer

                                    EXHIBIT 1
                        TO CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                        LINSCO/PRTVATE LEDGER CORPORATION
                                       AND
                           DELAWARE MANAGEMENT COMPANY

                            MONTHLY FUND FACT SHEETS

LPL, at the direction and under the supervision of DMC, will prepare and deliver to DMC a monthly document regarding each Optimum Fund and each separately managed portion thereof for distribution, at DMC's discretion, to DMC advisory personnel and the Board of Trustees The Fact Sheets may also be distributed to current and potential shareholders and other members of the investing public but only after DMC performs appropriate reviews and incorporates the documents as its own work product, including performing any necessary regulatory filing. The Monthly Fund Fact Sheets shall include end-of-month statistics, and shall, among other things, set forth the Fund's net assets, median market capitalization, price/earnings ratio, dividend yield, number of securities, asset mix, sector allocation, top ten (10) holdings, coupon, maturity and quality of funds, benchmarks, Modern Portfolio Statistics information and such other information as may be reasonably requested by DMC. Report templates shall be in the attached format or in such other format as DMC may reasonably request. The Monthly Fund Fact Sheets shall be delivered to DMC within ten (10) business days of each month-end.

                                   EXHIBIT II
                        TO CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                        LINSCO/PRIVATE LEDGER CORPORATION
                                       AND
                           DELAWARE MANAGEMENT COMPANY

                         QUARTERLY FUND ANALYSIS PACKAGE

LPL, at the direction and under the supervision of DMC, will prepare and deliver to DMC a quarterly fund analysis package (the "Quarterly Fund Analysis Package") no later than fifteen (15) business days prior to each of the regularly scheduled quarterly meetings of the Board of Trustees of the Optimum Funds but no sooner than ten (10) business days after quarter end The Quarterly Fund Analysis Package will include:

         o One to two-page reports on each Optimum Fund with statistical analysis and commentary The format and content shall be as set forth in the attached form of Quarterly Fund Analysis Package or in such other format and content as DMC may reasonably request.
         o One to two-page reports on each separately managed portion of each Optimum Fund with statistical analysis and commentary. The format and content shall be as set forth in the attached form of Quarterly Fund Analysis Package or in such other format and content as DMC may reasonably request. These reports shall include (i) quarterly measurement of sub-advisor monthly performance with an emphasis on risk adjusted returns,
                  (ii) quarterly quantitative reporting of sub-advisor performance versus appropriate benchmarks and (iii) quarterly qualitative assessment and commentary on sub-advisor performance and on non-investment-performance issues, such as personnel changes and corporate events.
         o More detailed reports of the type discussed above on funds or sub-advisors under formal review, including the asset class under review and funds on the "Watch List" DMC will determine the criteria from time to time for placing funds on the Watch List, and the format of LPL's reports on the sub-advisors.

As LPL determines necessary in the preparation of the Quarterly Fund Analysis Package to ensure the accuracy of the information provided, or upon the reasonable request of DMC, LPL will perform on-site. visits to sub-advisers.

                                   EXHIBIT III
                        TO CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                        LINSCO/PRIVATE LEDGER CORPORATION
                                       AND
                           DELAWARE MANAGEMENT COMPANY

                              ONGOING FUND SERVICES

LPL, at the direction and under the supervision of DMC, will provide the on-going fund services described below (the "On-going Fund Services") to DMC.

                   SUB-ADVISOR REVIEW, MEETINGS AND EVALUATION

The results of the fund review process described in Exhibit II hereto will be used as the basis of on-going sub-advisor analysis which will include review meetings between DMC, LPL and sub-advisors DMC and LPL will hold conference calls and perform on-site visits as necessary with portfolio managers and the respective team of analysts for each sub-advisor to obtain a response to the questions raised by DMC's and LPL's fund analysis ("Due Diligence Calls" and "Due Diligence Visits").

Due Diligence Calls will be made at least on a quarterly basis for Optimum Funds on the Watch List.

Due Diligence Visits, among LPL, the portfolio managers, and the respective team of analysts for each sub-advisor, will be made at least annually (or more often as DMC or LPL shall determine is necessary or appropriate).

Reports on the Due Diligence Calls and Visits and any other reports to DMC shall be provided no less frequently than on a quarterly basis and no later than fifteen (15) business days prior to each of the scheduled quarterly meetings of the Board of Trustees of the Optimum Funds but no sooner than ten (10) business days after each quarter end.

The schedule and organization of, and the format of the reports on Due Diligence Calls and Visits, of these meetings shall be in a form reasonably satisfactory to DMC.

                        SUB-ADVISOR SEARCH AND SELECTION

LPL will assist DMC with its responsibility to provide recommendations to the Board of Trustees of the Optimum Funds and decisions relative to sub-advisor changes within the existing fund products by providing DMC with potential fund sub-advisor options for each asset class relevant to an Optimum Fund Any responsibility for decisions on recommending to the Board of Trustees the selection or replacement of sub-advisors will remain with DMC After performing its analysis and evaluations of the data it has gathered, LPL's conclusions on each asset class shall be presented to DMC no less frequently than on a quarterly basis and no later than fifteen (15) business days prior to each of the scheduled quarterly meetings of the Board of Trustees of the Optimum Funds. A complete analysis will be done no less frequently than annually and shall coincide with the annual "Section 15(c)" review by the Optimum Funds Board of Trustees of the investment management and sub-advisory contracts. LPL shall assist in the preparation and review of materials to be provided to the Board and shall provide all information that it has gathered in its review of the sub-advisers that is relevant to the Section 15(c) review process. LPL shall also assist in the preparation, analysis, and maintenance of appropriate peer groups for each asset class and Optimum Fund.

The On-going Fund Services reports and conclusions relating to sub-advisor search and selection shall be in a format reasonably satisfactory to DMC.

                        DMC AND FUND BOARD PRESENTATIONS

At the request and under the supervision of DMC, LPL will present in person and aid in the presentation of the results of the work and services described in Exhibits I, II and III hereto to DMC investment and other personnel and to the members of the Board of Trustees of the Optimum Funds.

                                   EXHIBIT IV
                        TO CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                        LINSCO/PRIVATE LEDGER CORPORATION
                                       AND
                           DELAWARE MANAGEMENT COMPANY

                                      FEES

The fee for services provided under this agreement is an asset based fee of 25 basis points (0.25%) of the average daily net assets of the Optimum Funds. LPL's right to receive such Fees and DMC to pay such fees shall commence upon the public offering and active distribution of shares of the Optimum Funds.

                                AMENDED EXHIBIT I
                        TO CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                        LINSCO/PRTVATE LEDGER CORPORATION
                                       AND
                           DELAWARE MANAGEMENT COMPANY

                        FUND INFORMATION AND FACT SHEETS

LPL, at the direction and under the supervision of DMC, will prepare and deliver to DMC a quarterly document regarding each Optimum Fund and each separately managed portion thereof for distribution, at DMC's discretion, to DMC advisory personnel and the Board of Trustees. The Quarterly Fund Fact Sheets may also be distributed to current and potential shareholders and other members of the investing public but only after DMC performs appropriate reviews and incorporates the documents as its own work product, including performing any necessary regulatory filing. The Quarterly Fund Fact Sheets shall include end-of-quarter statistics, and shall, among other things, set forth the Fund's net assets, median market capitalization, price/earnings ratio, dividend yield, number of securities, asset mix, sector allocation, top ten (10) holdings, coupon, maturity and quality of funds, benchmarks, Modern Portfolio Statistics information and such other information as may be reasonably requested by DMC. Report templates shall be in the attached format or in such other format as DMC may reasonably request. The Quarterly Fund Fact Sheets shall be delivered to DMC within ten (10) business days of each quarter-end.

To perform its duties under the Consulting Services Agreement (the "Agreement"), the parties understand that it will often be necessary for LPL to receive from the Funds confidential non-public information about the Funds prior to such information being publicly disseminated ("Fund Confidential Information"), such as (but not necessarily limited to) portfolio holdings information, dividend or capital gains information, or securities on loan, etc.. The parties agree that LPL shall treat the Fund Confidential Information as Confidential Information under Section 10 of the Agreement.

LINSCO/PRIVATE LEDGER             DELAWARE MANAGEMENT COMPANY,
CORPORATION                       a series of Delaware Management Business Trust

By:                               By:    /s/ [ILLEGIBLE]
      -------------------------          ------------------------------
Name:                             Name:
Title:                            Title:


January 13, 2004

                                AMENDED EXHIBIT I
                        TO CONSULTING SERVICES AGREEMENT
                                     BETWEEN
                        LINSCO/PRIVATE LEDGER CORPORATION
                                       AND
                           DELAWARE MANAGEMENT COMPANY

                        FUND INFORMATION AND FACT SHEETS

LPL, at the direction and under the supervision of DMC, will prepare and deliver to DMC a quarterly document regarding each Optimum Fund and each separately managed portion thereof for distribution, at DMC's discretion, to DMC advisory personnel and the Board of Trustees. The Quarterly Fund Fact Sheets may also be distributed to current and potential shareholders and other members of the investing public but only after DMC performs appropriate reviews and incorporates the documents as its own work product, including performing any necessary regulatory filing. The Quarterly Fund Fact Sheets shall include end-of-quarter statistics, and shall, among other things, set forth the Fund's net assets, median market capitalization, price/earnings ratio, dividend yield, number of securities, asset mix, sector allocation, top ten (10) holdings, coupon, maturity and quality of funds, benchmarks, Modern Portfolio Statistics information and such other information as may be reasonably requested by DMC Report templates shall be in the attached format or in such other format as DMC may reasonably request. The Quarterly Fund Fact Sheets shall be delivered to DMC within ten (10) business days of each quarter-end.

To perform its duties under the Consulting Services Agreement (the "Agreement"), the parties understand that it will often be necessary for LPL to receive from the Funds confidential non-public information about the Funds prior to such information being publicly disseminated ("Fund Confidential Information"), such as (but not necessarily limited to) portfolio holdings information, dividend or capital gains information, or securities on loan, etc.. The parties agree that LPL shall treat the Fund Confidential Information as Confidential Information under Section 10 of the Agreement.

LINSCO/PRIVATE LEDGER                    DELAWARE MANAGEMENT COMPANY,
CORPORATION                              a series of Delaware Management
                                         Business Trust

By:     /s/ Stephanie L. Brown           By:
        ---------------------------              -------------------------------
Name:   STEPHANIE L. BROWN               Name:
Title:  MANAGING DIRECTOR                Title:
        GENERAL COUNSEL


January 13, 2004